                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88259) pertaining to the 1998 Stock Incentive Plan and 1999 Stock Incentive Plan of PLX Technology, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of PLX Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                        /s/ ERNST & YOUNG
                                        -----------------

San Jose, California
March 29, 2000